Exhibit 10.36

Lease Agreement between Yoshitsu Co., Ltd and Seihinkokusai Co., Ltd dated June 25, 2021

-	Lessor: Seihinkokusai Co., Ltd

-	Lessee: Yoshitsu Co., Ltd

-	Details of rental property and fee

●	Name: Harumi Triton Square Office Tower, Building W

●	Rental Floor: 16th Floor

●	Usage: Office

●	Period of the Contract: August 1, 2021 to July 31, 2024

(Rent Free Period: August 1, 2021 to March 31, 2022)

●	Rental Fee: JPY1.4 million per month

●	Parking Lot Fee: JPY22,000 per month

●	Security Deposit: JPY14 million

●	The Lessee shall bare all the tax and cost in the Contract.

●	Rent for a period less than one month shall be calculated on a daily basis with one month as 30 days.

Contract Terms

(Conclusion of the Contract)

-	The content is described above.

(Contract Period)

-	Contract Period is described above.

-	The Contract ends when the period expires. However, Lessor and Lessee can enter into a new contract.

(Rental Fee)

-	The Lessee shall pay the Lessor the rental fee as described above.

-	Both the Lessee and the Lessor shall have the authority to revise the rental fee if the following happened:

●	When the rent becomes unreasonable due to an increase or decrease in taxes or other burdens on the land or building;

●	When the rent becomes unreasonable due to an increase or decrease in the value of land or building or other changes in economic circumstances; or

●	When the rent is unreasonable compared to the rent of a building of the same type in the vicinity.

(Security Deposit)

-	The Lessee shall pay the Lessor the security deposit as described above.

-	When there is a balance after deducting all debts arising from this Contract from the security deposit, it shall be returned to the Lessee.

-	If the Lessee does not meet the obligations arising from this agreement, the Lessor shall use the security deposit to repay the obligations.

(Prevention of Antisocial Forces)

-	Lessor and Lessee each declares that it does not fall under any of the categories of an organized crime group, a member of an organized crime group, a person for whom five years have not elapsed since the time the person ceased to be a member of an organized crime group, an associate of an organized crime group, a company affiliated with an organized crime group, a corporate racketeer, a hoodlum disguised as a supporter of a antisocial movement, a white-collar crime group, or any other person/entity similar to any of the above (hereinafter collectively referred to as an “Organized Crime Group Member”), or falls under any of the following categories, at present and assures the same into the future:

(ⅰ)	an entity that has a recognizable relationship with an Organized Crime Group Member, in which the management of the entity is controlled by the Organized Crime Group Member;

(ⅱ)	an entity that has a recognizable relationship with an Organized Crime Group Member, in which the Organized Crime Group Member, is substantially involved in the management of the entity;

(ⅲ)	an entity or person that has a recognizable relationship with an Organized Crime Group Member, in which the entity or person wrongfully uses an Organized Crime Group Member, for such purposes as unfairly benefiting the entity or person itself, the entity’s or the person’s own company or a third party or causing damage to a third party;

(ⅳ)	an entity or person that has a recognizable relationship with an Organized Crime Group Member, in which the entity or person provides funds or other benefits to the Organized Crime Group Member; or

(ⅴ)	an entity of which a board member or any other person who is substantially involved in the management of the entity has a socially condemnable relationship with an Organized Crime Group Member.

-	The Lessee shall not transfer all or part of the property to any antisocial force.

(Prohibited or Restricted Acts)

-	Lessee shall not assign the lease right or use it as collateral for all or part of the property without the written consent of the Lessor.

-	Lessee shall not expand, relocate, or remodel the property or install any work on the property’s premises without the written consent of the Lessor.

-	Lessee shall not change the usage of the building without the written consent of the Lessor.

-	Lessee shall not take any action that bothers its neighbors.

-	In using the common area of the property or the building, the following acts must not be performed without obtaining the written consent from the Lessor:

●	Placing items in common areas, such as stairs and corridors,

●	Posting of advertising materials such as signboards and posters in common areas, such as stairs and corridors.

(Lessee’s Management Obligation)

-	Lessee is obliged to use the property with the care of a good manager.

-	Lessee shall pay attention to fire prevention.

-	Lessee shall comply with Lessor’s associations and bylaws of use.

-	Lessee bears the cost of re-installation when the key is lost.

-	Lessee shall not change the key to the building without permission of the Lessor.

(Repairs during the Contract Period)

-	Generally, Lessor bears repairing fees except for repairs due to reasons attributable to Lessee.

(Cancellation from Lessor)

-	The Lessor may terminate the Contract when the Lessor has notified the Lessee of its performance of the obligations under the Contract, but the Lessee’s payment obligations are not fulfilled.

(Cancellation from Lessee)

-	Lessee may cancel this Contract by providing the Lessor 3 months’ advance notice.

(Rent Reduction due to Partial Loss and Similar Situation)

-	When a part of the property becomes unusable due to loss or other reasons, and it is not the fault of the Lessee, then the rent shall be reduced according to the percentage of unusable parts of the property.

-	If the remaining portion cannot achieve the purpose of renting, this Contract may be canceled by the Lessee.

(Termination of Contract)

-	If the property becomes unusable, the Contract will be terminated.

(Property Returning)

-	The Lessee must notify Lessor at least 10 days before the date of returning the property to Lessor.

(Restoration of Property)

-	The Lessee must remove the equipment installed for business purposes before returning the property.

(Entry of Property)

-	The Lessor can enter the property with the prior consent of Lessee when there is a particular need for fire protection of the property, maintenance of the structure of the property, or other management of the property.

-	The Lessee shall not refuse the entry of Lessor based on the provisions of the preceding paragraph unless there is a justifiable reason.

(Lessor’s Obligation to Notify Lessee)

-	The Lessor must immediately notify Lessee if there is any change of the rent payment method or the owner of the property.

(Lessee’s Obligation to Notify Lessor)

-	The Lessee shall immediately notify Lessor when Lessee has a name change, merger, or significant change in business purpose at the time of the conclusion of this contract.

(Overdue Penalty)

-	If the Lessee delays the payment of the monetary debt arising from this agreement, Lessee shall pay the delinquent damages in the rate of 14.6% per year (where one year is calculated as 365 days).

(Disclaimer)

-	For disasters such as earthquakes, fires, storms and floods, theft, power outages, and other reasons not attributable to both parties or accidents recognized as force majeure, or to the responsibility of Lessor or Lessee, neither Lessor nor Lessee shall be liable to each other for damages to Lessor or Lessee caused by a failure of equipment such as electricity, gas, water supply and drainage.

(Discussions)

-	If there is any doubt about the interpretation of matters not stipulated in this Contract or the provisions of this Contract, Lessor and Lessee shall discuss and resolve in good faith in accordance with the Civil Code and other laws and practices.

(Court of Jurisdiction)

-	When it becomes necessary to file a proceeding regarding a dispute arising from this Contract, the local (summary) court having jurisdiction over the location of the property shall be the court of first instance jurisdiction.

4